                                                                   EXHIBIT 11

                      SARA LEE CORPORATION AND SUBSIDIARIES
                   Computation of Net Income per Common Share
                       (in millions except per share data)

                                                                     FOR THE PERIODS ENDED DECEMBER 26, 1998
                                                      -----------------------------------------------------------------------
                                                             THIRTEEN WEEKS ENDED                  TWENTY-SIX WEEKS ENDED
                                                      --------------------------------       --------------------------------
                                                           Basic            Diluted               Basic            Diluted
                                                      --------------     -------------       --------------     -------------
EARNINGS:

Net income                                            $         322      $        322        $         660      $        660

Less:  Dividends on Preferred Stock,
           net of tax benefits                                   (3)                -                   (6)                -

         Adjustment attributable to conversion of
         ESOP Convertible Preferred Stock                         -                (1)                   -                (2)
                                                      --------------     -------------       --------------     -------------

Net Income Available for Common Stockholders          $         319      $        321        $         654      $        658
                                                      --------------     -------------       --------------     -------------
                                                      --------------     -------------       --------------     -------------




SHARES:

Weighted Average Shares Outstanding                             908               908                  910               910

Add:  Common Stock Equivalents -

         Stock options                                            -                13                    -                12

         ESOP Convertible Preferred Stock                         -                30                    -                30

         Restricted stock and other                               -                 4                    -                 4
                                                      --------------     -------------       --------------     -------------

Adjusted Weighted Average Shares Outstanding                    908               955                  910               956
                                                      --------------     -------------       --------------     -------------
                                                      --------------     -------------       --------------     -------------



NET INCOME PER COMMON SHARE                           $        0.35      $       0.34        $        0.72      $       0.69
                                                      --------------     -------------       --------------     -------------
                                                      --------------     -------------       --------------     -------------

                                                                   EXHIBIT 11
                                                                  (continued)

                     SARA LEE CORPORATION AND SUBSIDIARIES
                  Computation of Net Income per Common Share
                      (in millions except per share data)


                                                                        FOR THE PERIODS ENDED DECEMBER 27, 1997
                                                      -----------------------------------------------------------------------
                                                             THIRTEEN WEEKS ENDED                  TWENTY-SIX WEEKS ENDED
                                                      --------------------------------       --------------------------------
                                                           Basic            Diluted               Basic            Diluted
                                                      --------------     -------------       --------------     -------------
EARNINGS:

Net Loss                                              $      (1,278)     $     (1,278)       $      (1,053)     $     (1,053)

Less:  Dividends on Preferred Stocks,
           net of tax benefits                                   (4)               (4)                  (8)               (8)
                                                      --------------     -------------       --------------     -------------


Net Loss Applicable to Common Stockholders            $      (1,282)     $     (1,282)       $      (1,061)     $     (1,061)
                                                      --------------     -------------       --------------     -------------
                                                      --------------     -------------       --------------     -------------


SHARES:

Weighted Average Shares Outstanding                             945               945                  949               949
                                                      --------------     -------------       --------------     -------------
                                                      --------------     -------------       --------------     -------------

NET LOSS PER COMMON SHARE                             $       (1.36)     $      (1.36)       $       (1.12)     $      (1.12)
                                                      --------------     -------------       --------------     -------------
                                                      --------------     -------------       --------------     -------------







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